Exhibit 99.1

Contact:
David W. Froesel, Jr.
Executive Vice President,
Chief Financial Officer and Treasurer
(502) 627-7950

PHARMERICA REPORTS FIRST QUARTER 2016 RESULTS

Financial Results Exceed Expectations

Strong Cash Flow From Operating Activities

Industry Leading Generic Dispensing Rate Increases to Record 86.6%

Reaffirms Annual 2016 Guidance

LOUISVILLE, KY (May 6, 2016) – PharMerica Corporation (NYSE: PMC), a national provider of institutional, specialty home infusion, hospital and oncology pharmacy services, today reported its financial results for the first quarter ended March 31, 2016.

	1Q’16 Results	Comparison to 1Q’15	Comparison to 4Q’15
Revenue	$524.5 million	Increase of 2.5%	Increase of 0.7%
Adjusted EBITDA	$30.3 million	Decrease of 14.4%	Decrease of 12.7%
Adjusted diluted earnings per share	$0.45	Decrease of 21.1%	Decrease of 19.6%
Gross profit	$82.0 million	Decrease of 7.4%	Decrease of 5.4%
Selling, general and administrative	$57.0 million	Decrease of 3.4%	Increase of 2.9%
Generic drug dispensing rate	86.6%	Increase of 130 basis points	Increase of 30 basis points

Greg Weishar, PharMerica Corporation’s Chief Executive Officer, said, “PharMerica’s first quarter 2016 exceeded our expectations. We believe we are well positioned to deliver on our 2016 financial objectives while driving continued growth and shareholder value creation.

“Prescriptions dispensed in the first quarter of 2016 were 8.6 million as compared to 8.4 million in the fourth quarter of 2015 and 8.2 million in the third quarter of 2015.  This quarter represents the second sequential quarterly increase in prescription volume.  In addition, we continue to improve the generic drug dispensing rate; this quarter’s rate of 86.6% represents a 130 basis point increase versus the first quarter of 2015.  We expect the generic dispensing rate to further improve as brand patent expirations occur throughout this year and beyond.

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PMC Reports Results for the First Quarter 2016

May 6, 2016
“Also, we continue to make progress with respect to the diversification program.  Specialty home infusion, oncology and hospital pharmacy management revenues grew 47% on a year over year basis.   We achieved revenue growth both organically and through acquisitions.  Importantly, EBITDA is growing faster than revenues as higher prescription volumes drive operating leverage.  We are confident diversified revenues will exceed $700 million in 2017, and the diversification program will meaningfully contribute to the Company’s overall EBITDA growth over the next several years.

Mr. Weishar concluded, “In summary, we are off to a good start in 2016, and we will continue to pursue attractive acquisitions that drive share and scale.  We remain optimistic about the Company’s long-term prospects, and we are well positioned to return to strong growth in 2017 and beyond.”

Full Year 2016 Financial Guidance

PharMerica reaffirms its full year 2016 guidance metrics:

•	Revenue in the range of $2.125 billion to $2.150 billion;
•	Adjusted EBITDA in the range of $130.3 million to $135.3 million; and
•	Adjusted diluted earnings per share in the range of $1.95 to $2.05.

The Company notes that its 2016 guidance does not include the effect of any future 2016 acquisitions.

First Quarter 2016 Results

The results for the first quarter 2016 are set forth below:

➢	Key Comparisons of First Quarters Ended March 31, 2016 and 2015:

•
Revenues for the first quarter of 2016 were $524.5 million compared with $511.6 million for the first quarter of 2015, an increase of 2.5%.  The increase in revenues of $12.9 million is due to significant organic growth and acquisitions in the Company’s specialty businesses, partially offset by the 2015 initiative to improve the overall quality mix of clients, the 2016 reduction in Medicare Part D reimbursement and 2015 brand to generic conversions.

•
Gross profit for the first quarter of 2016 was $82.0 million compared with $88.6 million in the first quarter of 2015; a decrease of 7.4%. The decrease in gross profit was driven by higher drug costs under the Cardinal Health prime vendor agreement, changes made in 2015 to improve the overall quality mix of clients and lower Medicare Part D reimbursement.

•
Selling, general and administrative expenses were $57.0 million or 10.9% of revenues for the three months ended March 31, 2016 compared to $59.0 million or 11.5% of revenues for the three months ended March 31, 2015. The decrease of $2.0 million was due to cost improvements and lower bad debt expense.

•	Adjusted EBITDA for the first quarter of 2016 was $30.3 million compared with $35.4 million in the first quarter of 2015; a decrease of 14.4%.

•
Net income for the first quarter of 2016 was $4.1 million, or $0.13 diluted earnings per share, compared to $9.6 million, or $0.31 diluted earnings per share, for the same period in 2015. Adjusted diluted earnings per share was $0.45 in the first quarter of 2016 compared to $0.57 in the first quarter of 2015.

•
Cash flows provided by operating activities for the first quarter of 2016 were $62.3 million compared with $44.3 million in the first quarter of 2015. The increase in cash from operating activities is due to a decrease in inventory purchases and a higher accounts payable balance due to the timing of the weekly Cardinal Health prime vendor payment. Additionally, in the  first quarter of 2015, $48.8 million of AmerisourceBergen drug purchase payments were withheld.

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PMC Reports Results for the First Quarter 2016

May 6, 2016
Conference Call

Management will hold an online webcast of its first quarter 2016 earnings conference call on Friday, May 6, 2016 at 10:00 a.m. Eastern Time. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast. A link to these events can be found under the Investor Relations section of the Company’s website, www.pharmerica.com.

About PharMerica

PharMerica Corporation is a leading provider of pharmacy services.  PharMerica serves the long-term care, hospital pharmacy management services, specialty home infusion and oncology pharmacy markets. PharMerica operates 93 institutional pharmacies, 17 specialty home infusion pharmacies and 5 specialty oncology pharmacies in 45 states. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, assisted living facilities, hospitals, individuals receiving in-home care and patients with cancer.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include, among other matters, the information concerning the Company’s “guidance” and possible future results of operations and future potential acquisitions, the Company’s expectation about the growth of diversified revenues and the contribution of non-core businesses to the Company’s EBITDA, the Company’s expectations that its diversified revenues will approach $700 million in 2017 and that the diversification program will meaningfully contribute to the Company's overall EBITDA growth over the next several years, the strength of the Company’s financial and operational performance during 2016 and beyond, the Company’s ability to identify and consummate future acquisitions that drive market share and scale, the Company’s focus on competing aggressively for market share, the Company’s expectation that the generic drugs dispensing rate will continue to increase in 2016, the Company’s ability to deliver outstanding value to its shareholders, clients and patients, the Company’s continued pursuit of its strategic and operational initiatives including those focused on client retention, driving organic growth, diversifying the revenue base, disciplined acquisitions, building scale and operating margins, the Company’s expectation to deliver improved financial results in 2016 and beyond and to return to strong growth in 2017 and beyond, and the Company’s ability to achieve organic growth and topline revenue growth. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.

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PMC Reports Results for the First Quarter 2016

May 6, 2016
These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include our ability to consummate our strategic and operational initiatives, our ability to identify and consummate future acquisitions, the adequacy of our litigation-related reserves, and our ability to collect the receivables due from AmerisourceBergen Drug Corporation under the terms of our prime vendor agreement, and those included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the First Quarter 2016

May 6, 2016

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except share and per share amounts)

	Three Months Ended March 31,
	2015		2016
	Amount	% of Revenues	Amount	% of Revenues
Revenues	$511.6	100.0%	$524.5	100.0%

Cost of goods sold	423.0	82.7	442.5	84.4

Gross profit	88.6	17.3	82.0	15.6

Selling, general and administrative expenses	59.0	11.5	57.0	10.9

Amortization expense	6.6	1.3	8.2	1.5

Merger, acquisition, integration costs and other charges	3.8	0.7	4.4	0.8

Settlement, litigation and other related charges	2.3	0.5	3.1	0.6

Restructuring and impairment charges	0.1	-	1.4	0.3

Operating income	16.8	3.3	7.9	1.5

Interest expense, net	1.4	0.3	3.0	0.6

Income before income taxes	15.4	3.0	4.9	0.9

Provision for income taxes	5.8	1.1	0.8	0.1

Net income	$9.6	1.9%	$4.1	0.8%

	Three Months Ended March 31,
	2015	2016
Earnings per common share:
Basic	$0.32	$0.13
Diluted	$0.31	$0.13

Shares used in computing earnings per common share:
Basic	30,185,230	30,527,697
Diluted	30,733,381	30,917,192

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PMC Reports Results for the First Quarter 2016

May 6, 2016
PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	(As Adjusted) Dec. 31, 2015	Mar. 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$23.1	$25.5
Accounts receivable, net	200.5	199.5
Inventory	155.2	118.5
Deferred tax assets, net	41.8	42.2
Income taxes receivable	10.5	12.4
Prepaids and other assets	52.4	55.3
	483.5	453.4

Equipment and leasehold improvements	218.5	223.9
Accumulated depreciation	(144.0)	(149.3)
	74.5	74.6

Goodwill	371.0	372.1
Intangible assets, net	190.2	182.1
Other long-term assets	32.4	84.4
	$1,151.6	$1,166.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$71.7	$87.2
Salaries, wages and other compensation	30.6	23.8
Current portion of long-term debt	11.6	11.6
Other accrued liabilities	27.5	26.9
	141.4	149.5

Long-term debt	413.6	366.0
Other long-term liabilities	56.5	104.4
Deferred tax liabilities	20.7	24.3
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued, December 31, 2015 and March 31, 2016	-	-
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 33,237,732 and 33,640,063 shares issued as of December 31, 2015 and March 31, 2016, respectively	0.3	0.3
Capital in excess of par value	404.6	406.5
Retained earnings	152.1	156.2
Treasury stock at cost, 2,776,875 and 2,905,713 shares at December 31, 2015 and March 31, 2016, respectively	(37.6)	(40.6)
	519.4	522.4
	$1,151.6	$1,166.6

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PMC Reports Results for the First Quarter 2016

May 6, 2016
PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended March 31,
	2015	2016
Cash flows provided by (used in) operating activities:
Net income	$9.6	$4.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5.8	5.3
Amortization	6.6	8.2
Stock-based compensation and deferred compensation	2.0	1.4
Amortization of deferred financing fees	0.1	0.1
Deferred income taxes	2.3	3.1
Loss on disposition of equipment	0.1	-
Other	-	0.1
Change in operating assets and liabilities:
Accounts receivable, net	(2.3)	1.0
Inventory	13.2	34.9
Prepaids and other assets	27.4	(0.7)
Accounts payable	(14.1)	14.2
Salaries, wages and other compensation	(2.4)	(9.7)
Other accrued liabilities	(2.2)	2.2
Change in income taxes payable (receivable)	0.1	(0.9)
Excess tax benefit from stock-based compensation	(1.9)	(1.0)
Net cash provided by operating activities	44.3	62.3

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(4.6)	(5.4)
Acquisitions, net of cash acquired	(20.5)	(6.7)
Cash proceeds from dispositions	0.1	-
Net cash used in investing activities	(25.0)	(12.1)

Cash flows provided by (used in) financing activites:
Repayments of long-term debt	-	(2.8)
Net activity of long-term revolving credit facility	(25.0)	(45.0)
Issuance of common stock	0.3	0.1
Treasury stock at cost	(4.4)	(3.0)
Employee taxes paid on stock award vestings	-	3.0
Excess tax benefit from stock-based compensation	1.9	-
Repayment of capital lease obligations	(0.2)	(0.1)
Net cash used in financing activities	(27.4)	(47.8)

Change in cash and cash equivalents	(8.1)	2.4
Cash and cash equivalents at beginning of period	33.3	23.1

Cash and cash equivalents at end of period	$25.2	$25.5

Supplemental information:
Cash paid for interest	$2.1	$2.6
Cash paid for taxes	$4.7	$-

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PMC Reports Results for the First Quarter 2016

May 6, 2016
PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

	Three Months Ended March 31,
	2015	2016

Pharmacy data:
Prescriptions dispensed (in thousands)	9,053	8,647
Revenue per prescription dispensed	$56.51	$60.66
Gross profit per prescription dispensed	$9.79	$9.48

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In millions)	Three Months Ended March 31,
	2015	2016
Net income	$9.6	$4.1
Add:
Interest expense, net	1.4	3.0
Merger, acquisition, integration costs and other charges	3.8	4.4
Settlement, litigation and other related charges	2.3	3.1
Restructuring and impairment charges	0.1	1.4
Provision for income taxes	5.8	0.8
Depreciation and amortization expense	12.4	13.5
Adjusted EBITDA	$35.4	$30.3
Adjusted EBITDA margin	6.9%	5.8%

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE

(In whole numbers)	Three Months Ended March 31,
	2015	2016

Diluted earnings per share	$0.31	$0.13
Add:
Diluted earnings per share impact of:
Merger, acquisition, integration costs and other charges	0.08	0.09
Settlement, litigation and other related charges	0.05	0.06
Restructuring and impairment charges	-	0.03
Amortization of intangible assets	0.13	0.17
Impact of discrete items and non-recuring charges on tax provision	-	(0.03)
Adjusted diluted earnings per share	$0.57	$0.45

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PMC Reports Results for the First Quarter 2016

May 6, 2016
PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

(In millions)	Three Months Ended March 31,
	2015	2016
Adjusted EBITDA	$35.4	$30.3
Interest expense, net	(1.4)	(3.0)
Merger, acquisition, integration costs and other charges	(6.2)	(8.9)
Provision for bad debt	5.0	3.2
Amortization of deferred financing fees	0.1	0.1
Loss on disposition of equipment	0.1	-
Provision for income taxes	(5.8)	(0.8)
Deferred income taxes	2.3	3.1
Changes in federal and state income tax payable (receivable)	0.1	(0.9)
Stock-based compensation and deferred compensation	2.0	1.4
Excess tax benefit from stock-based compensation	(1.9)	(1.0)
Changes in assets and liabilities	14.6	38.8
Net cash provided by operating activities	$44.3	$62.3

Use of Non-GAAP Measures

PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. PharMerica calculates and uses Adjusted EBITDA as a performance measure.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  In addition, Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with the Corporation’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as these unaudited reconciliation tables.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income and cash flows from operations are significant components of the accompanying consolidated income statements and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

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PMC Reports Results for the First Quarter 2016

May 6, 2016
PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the impact of discrete items and non-recurring charges on the tax provision as an indicator of its core operating results.  The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period.  PharMerica believe the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the impact of discrete items and non-recurring charges on the tax provision do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP.  The impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the impact of discrete items on the tax provision excluded from the diluted earnings per share are significant components of the accompanying consolidated income statements and must be considered in performing a comprehensive assessment of overall financial performance.

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